Exhibit 99.1

MAX CAPITAL GROUP LTD. REPORTS FIRST-QUARTER 2008 RESULTS

Gross Premiums Written of $306.6 Million and Continued Solid Underwriting Results

Among Highlights of Quarter

HAMILTON, BERMUDA, May 6, 2008—Max Capital Group Ltd. (NASDAQ: MXGL; BSX: MXGL BH) today reported net income for the three months ended March 31, 2008, of $7.7 million, or $0.13 per fully diluted share, versus net income of $80.0 million, or $1.24 per fully diluted share, for the three months ended March 31, 2007. Net operating income, which represents net income excluding after-tax net realized gains and losses on sales of fixed maturities, for the three months ended March 31, 2008, was $6.3 million, or $0.11 per fully diluted share, versus net operating income of $81.0 million, or $1.26 per fully diluted share, for the three months ended March 31, 2007.

On April 18, 2008, Max Capital announced that it expected the return on its alternative investments for the first quarter of 2008 to be negative 2.11 percent, and that the impact of the unrealized mark-to-market losses on its alternative investment portfolio in the first quarter, as compared to the Company’s targeted 2 percent quarterly return, was expected to be a decrease of approximately $0.83 in earnings per diluted share.

W. Marston (Marty) Becker, Chairman and Chief Executive Officer of Max Capital Group Ltd., said: “Max had another good underwriting quarter from all property and casualty units. Our gross written premium growth in the quarter was directly related to some of our 2007 initiatives. Max Specialty continues to develop well and our addition of agricultural reinsurance expertise was timely given the escalating prices in the commodity markets. As we indicated on April 18th our alternative investment results were below our quarterly target but better than comparable indexes. Given the market volatility in the first quarter, we believe these results highlight the measured volatility of this asset class, which has been a strong annual contributor to Max’s book value growth.”

Gross premiums written from property and casualty underwriting for the three months ended March 31, 2008, were $306.0 million compared to $213.0 million for the three months ended March 31, 2007, an increase of 43.7 percent. The increase in gross premiums written reflects new agriculture business written in the property and casualty reinsurance segment and the growth of the Company’s property and casualty U.S. specialty segment, which was not yet operational at March 31, 2007. Apart from these two growth initiatives, gross premiums written were in line with expectations, with modest rate and volume reductions compared to the same period in 2007. Property and casualty reinsurance, property and casualty insurance, property and casualty U.S. specialty insurance, and life and annuity reinsurance accounted for 66.3 percent, 23.9 percent, 9.6 percent and 0.2 percent, respectively, of gross premiums written for the three months ended March 31, 2008, versus 63.2 percent, 36.5 percent, nil percent and 0.3 percent, respectively, for the same period in 2007. Net premiums earned for the three months ended March 31, 2008, were $135.8 million versus $139.4 million for the same period of 2007.

Net investment income for the three months ended March 31, 2008, increased to $49.6 million from $42.8 million for the same period in 2007, an increase attributable to a year-over-year increase in cash and fixed-maturity balances. The previously indicated net loss on alternative investments for the three months ended March 31, 2008, was $25.7 million, for a negative 2.11 percent rate of return, versus a net gain on alternative investments of $54.1 million, for a 4.75 percent rate of return, for the same period in 2007. Trailing twelve month and sixty-month returns on alternative investments were 9.31 percent and 9.14 percent, respectively, at March 31, 2008. In accordance with the Company’s accounting policy, the unrealized mark-to-market gains and losses emanating from the alternative investment portfolio are recorded through net income rather than as an adjustment to book value through other comprehensive income. As noted above and as previously indicated, the negative impact of the loss in the current quarter, as compared to the Company’s targeted 2 percent quarterly return, was $0.83 of net income per diluted share. Invested assets were $5.2 billion as of March 31, 2008, with an allocation of 80.6 percent to cash and fixed maturities and 19.4 percent to alternative investments.

Losses and benefits were $108.6 million for the three months ended March 31, 2008, versus $107.0 million for the same period in 2007. The ratio of losses and benefits to net premiums earned is consistent with the ratio in the same period in 2007. Results for the three months ended March 31, 2008, included net favorable development of approximately $7.8 million on property and casualty reinsurance and insurance reserves. There was no significant reserve development for the three months ended March 31, 2007.

Acquisition costs for the three months ended March 31, 2008, were $9.6 million compared to $14.9 million for the three months ended March 31, 2007. The decrease in the 2008 quarter versus the same period in 2007 is principally attributable to a change in the mix of business written, with agriculture reinsurance lowering the average acquisition cost ratio for the reinsurance segment. In addition, reductions in acquisition costs were recorded on two quota share contracts based on the insureds’ actual underlying costs.

Interest expense for the three months ended March 31, 2008, was $12.0 million versus $8.1 million for the same period in 2007. The increase is principally attributable to higher interest crediting rates on funds withheld balances, which are based on the total return of two fixed income indices, together with the increased principal outstanding on the Company’s bank loans and senior notes compared to the same period in 2007.

General and administrative expenses for the three months ended March 31, 2008, were $24.7 million compared to $25.2 million for the same period in 2007. The decrease in general and administrative expenses is principally the result of reductions in performance-related compensation costs reflecting the Company’s results for the year to date, compared to the same period in 2007, which costs have been partly offset by increased expenses related to the launch of the Company’s property and casualty U.S. specialty segment.

During the three months ended March 31, 2008, under the Board-approved share repurchase authorization, the Company repurchased 3,342,264 of its common shares at an average price of $28.08 per share for a total amount of $93.9 million. These repurchases include total payments of $38.5 million for the repurchase of shares issued upon the exercise of warrants by two original shareholders. As of March 31, 2008, $85.8 million remains under the Company’s share repurchase authorization.

Shareholders’ equity was $1,511.6 million at March 31, 2008. Book value per share at March 31, 2008, was $26.78 per share, versus $27.54 at December 31, 2007, a decrease of 2.8 percent. Fully diluted book value per share at March 31, 2008, was $25.50 versus $25.59 at December 31, 2007, a decrease of 0.4 percent. Diluted book value per share is computed using the treasury stock method. Net operating return on average shareholders’ equity for the three months ended March 31, 2008, was 1.6 percent.

Max Capital Group Ltd., through its operating subsidiaries, provides specialty insurance and reinsurance products to corporations, public entities, property and casualty insurers and life and health insurers.

This release includes statements about future economic performance, finances, expectations, plans and prospects of the Company that constitute forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those suggested by such statements. For further information regarding cautionary statements and factors affecting future results, please refer to the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q filed subsequent to the Annual Report and other documents filed by the Company with the SEC. The Company undertakes no obligation to update or revise publicly any forward-looking statement whether as a result of new information, future developments or otherwise.

In presenting the Company’s results, management has included and discussed net operating income per diluted share and net operating return on average shareholders’ equity. Such measures are “non-GAAP financial measures” as defined in Regulation G. Management believes that these non-GAAP financial measures, which may be defined differently by other companies, allow for a more complete understanding of the Company’s business. These measures, however, should not be viewed as a substitute for those determined in accordance with GAAP. The reconciliation of such measures to their respective most directly comparable GAAP financial measures is presented in the attached financial information in accordance with Regulation G.

Contacts
N. James Tees	Roy Winnick
Executive Vice President	Kekst and Company
jim.tees@maxcapservices.com	roy-winnick@kekst.com
1-441-295-8800	1-212-521-4842

MAX CAPITAL GROUP LTD.

CONSOLIDATED BALANCE SHEETS

(Expressed in thousands of United States Dollars, except per share and share amounts)

	March 31, 2008	December 31, 2007
	(Unaudited)
ASSETS
Cash and cash equivalents	$495,344	$397,656
Fixed maturities, available for sale at fair value	3,671,112	3,663,226
Alternative investments, at fair value	999,805	1,061,734
Accrued interest income	47,960	49,100
Premiums receivable	519,034	432,965
Losses and benefits recoverable from reinsurers	633,176	578,333
Funds withheld	13,677	13,823
Deferred acquisition costs	52,671	44,187
Prepaid reinsurance premiums	161,103	130,071
Trades pending settlement	71,051	112,423
Other assets	54,502	53,684

Total assets	$6,719,435	$6,537,202

LIABILITIES
Property and casualty losses	$2,435,384	$2,333,877
Life and annuity benefits	1,256,521	1,203,509
Deposit liabilities	221,207	220,513
Funds withheld from reinsurers	170,987	169,263
Unearned property and casualty premiums	537,580	439,581
Reinsurance balances payable	120,838	99,221
Accounts payable and accrued expenses	40,577	57,565
Bank loans	325,000	330,000
Senior notes	99,784	99,779

Total liabilities	5,207,878	4,953,308

SHAREHOLDERS’ EQUITY
Preferred shares (par value $1.00) 20,000,000 shares authorized; no shares issued or outstanding	—	—
Common shares (par value $1.00) 200,000,000 shares authorized; 56,450,598 (2007 - 57,515,075) shares issued and outstanding	56,451	57,515
Additional paid-in capital	760,533	844,455
Accumulated other comprehensive loss	(10,318)	(20,341)
Retained earnings	704,891	702,265

Total shareholders’ equity	1,511,557	1,583,894

Total liabilities and shareholders’ equity	$6,719,435	$6,537,202

Book Value Per Share	$26.78	$27.54

Fully Diluted Book Value Per Share	$25.50	$25.59

Diluted Shares Outstanding	59,275,585	61,901,228

MAX CAPITAL GROUP LTD.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (Unaudited)

(Expressed in thousands of United States Dollars, except per share and share amounts)

	Three Months Ended March 31
	2008	2007
REVENUES
Gross premiums written	$306,634	$213,598
Reinsurance premiums ceded	(104,676)	(76,208)

Net premiums written	$201,958	$137,390

Earned premiums	$209,640	$201,492
Earned premiums ceded	(73,828)	(62,070)

Net premiums earned	135,812	139,422
Net investment income	49,626	42,817
Net (losses) gains on alternative investments	(25,727)	54,112
Net realized gains (losses) on sale of fixed maturities	1,432	(1,043)
Other income	1,223	174

Total revenues	162,366	235,482

LOSSES AND EXPENSES
Losses and benefits	108,557	107,015
Acquisition costs	9,612	14,926
Interest expense	11,957	8,107
General and administrative expenses	24,720	25,196

Total losses and expenses	154,846	155,244

NET INCOME BEFORE TAXES	7,520	80,238
Income tax (benefit) expense	(229)	245

NET INCOME	7,749	79,993
Change in net unrealized appreciation (depreciation) of fixed maturities, net of tax	14,949	(4,740)
Foreign currency translation adjustment	(4,926)	384

COMPREHENSIVE INCOME	$17,772	$75,637

Basic earnings per share	$0.14	$1.32

Diluted earnings per share	$0.13	$1.24

Diluted net operating earnings per share	$0.11	$1.26

Weighted average shares outstanding - basic	56,839,896	60,799,481

Weighted average shares outstanding - diluted	60,002,077	64,491,168

MAX CAPITAL GROUP LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (Unaudited)

(Expressed in thousands of United States Dollars)

	Three Months Ended March 31,
	2008	2007
Preferred shares
Balance, beginning of period	$—	$—

Balance, end of period	—	—

Common shares
Balance, beginning of period	57,515	60,277
Issue of shares	2,278	824
Repurchase of shares	(3,342)	(795)

Balance, end of period	56,451	60,306

Additional paid-in capital
Balance, beginning of period	844,455	933,292
Issue of common shares	1,580	810
Stock based compensation expense	5,007	4,690
Repurchase of shares	(90,509)	(18,838)

Balance, end of period	760,533	919,954

Accumulated other comprehensive loss
Balance, beginning of period	(20,341)	(21,688)
Holding gains (losses) on fixed maturities arising in period, net of tax	16,377	(5,784)
Net realized (gains) losses included in net income, net of tax	(1,428)	1,044
Currency translation adjustments	(4,926)	384

Balance, end of period	(10,318)	(26,044)

Retained earnings
Balance, beginning of period	702,265	418,180
Net income	7,749	79,993
Dividends paid	(5,123)	(4,276)

Balance, end of period	704,891	493,897

Total shareholders’ equity	$1,511,557	$1,448,113

MAX CAPITAL GROUP LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(Expressed in thousands of United States Dollars)

	Three Months Ended March 31
	2008	2007
OPERATING ACTIVITIES
Net income	$7,749	$79,993
Adjustments to reconcile net income to net cash from operating activities:
Stock based compensation	5,007	4,691
Amortization of premium on fixed maturities	1,176	1,298
Accretion of deposit liabilities	1,187	1,584
Net losses (gains) on alternative investments	25,727	(54,112)
Net realized (gains) losses on sale of fixed maturities	(1,432)	1,043
Changes in:
Accrued interest income	1,140	780
Premiums receivable	(86,070)	(26,406)
Losses and benefits recoverable from reinsurers	(52,615)	(31,673)
Funds withheld	146	887
Deferred acquisition costs	(8,484)	(2,678)
Prepaid reinsurance premiums	(30,848)	(14,090)
Trades pending settlement	41,372	118,765
Other assets	(814)	(3,106)
Property and casualty losses	96,456	86,507
Life and annuity benefits	(13,412)	(12,730)
Funds withheld from reinsurers	1,724	157
Unearned property and casualty premiums	96,994	11,817
Reinsurance balances payable	21,617	6,724
Accounts payable and accrued expenses	(16,988)	(102,771)

Cash from operating activities	89,632	66,680

INVESTING ACTIVITIES
Purchases of fixed maturities	(218,261)	(469,761)
Sales of fixed maturities	104,908	81,531
Redemptions of fixed maturities	184,025	123,880
Sales (purchases) of alternative investments	36,202	12,059

Cash provided by (used in) investing activities	106,874	(252,291)

FINANCING ACTIVITIES
Net proceeds from issuance of common shares	3,858	1,633
Repurchase of common shares	(93,851)	(19,633)
Net proceeds from bank loans	(5,000)	125,000
Dividends	(5,123)	(4,276)
Additions to deposit liabilities	378	239
Payment of deposit liabilities	(2,522)	(1,594)

Cash (used in) provided by financing activities	(102,260)	101,369

Effect of exchange rate on cash	3,442	384
Net increase in cash and cash equivalents	97,688	(83,858)
Cash and cash equivalents, beginning of period	397,656	441,895

CASH AND CASH EQUIVALENTS, END OF PERIOD	$495,344	$358,037

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest paid totaled $4,976 and $3,411 for the three months ended March 31, 2008 and 2007, respectively. Corporate taxes paid totaled $183 and $nil for the three months ended March 31, 2008 and 2007, respectively.

MAX CAPITAL GROUP LTD.

SCHEDULE OF SUPPLEMENTAL UNDERWRITING DATA–THREE MONTHS ENDED MARCH 31, 2008 (Unaudited)

(Expressed in thousands of United States Dollars)

	Property & Casualty				Life & Annuity	Corporate	Consolidated
	Reinsurance	Insurance	U.S. Specialty	Total	Reinsurance
Year to Date Segment Information:
Gross premiums written	$203,425	$73,204	$29,352	$305,981	$653	$—	$306,634
Reinsurance premiums ceded	(39,252)	(45,391)	(19,902)	(104,545)	(131)	—	(104,676)

Net premiums written	$164,173	$27,813	$9,450	$201,436	$522	$—	$201,958

Earned premiums	$100,614	$91,791	$16,582	$208,987	$653	$—	$209,640
Earned premiums ceded	(13,597)	(49,213)	(10,887)	(73,697)	(131)	—	(73,828)

Net premiums earned	87,017	42,578	5,695	135,290	522	—	135,812
Net investment income	9,885	4,055	1,935	15,875	9,805	23,946	49,626
Net losses on alternative investments	(6,485)	(2,000)	—	(8,485)	(10,369)	(6,873)	(25,727)
Net realized gains on sales of fixed maturities	—	—	—	—	—	1,432	1,432
Other income	—	1,066	—	1,066	—	157	1,223

Total revenues	90,417	45,699	7,630	143,746	(42)	18,662	162,366
Losses and benefits	58,637	31,111	3,854	93,602	14,955	—	108,557
Acquisition costs	9,964	(846)	342	9,460	152	—	9,612
Interest expense	3,043	—	—	3,043	2,491	6,423	11,957
General and administrative expenses	6,606	5,280	5,193	17,079	611	7,030	24,720

Total losses and expenses	78,250	35,545	9,389	123,184	18,209	13,453	154,846

Net income before taxes	$12,167	$10,154	$(1,759)	$20,562	$(18,251)	$5,209	$7,520

Loss Ratio (a)	67.4%	73.1%	67.7%	69.2%
Combined Ratio (b)	86.4%	83.5%	164.9%	88.8%

SCHEDULE OF SUPPLEMENTAL UNDERWRITING DATA–THREE MONTHS ENDED MARCH 31, 2007 (Unaudited)

(Expressed in thousands of United States Dollars)

	Property & Casualty				Life & Annuity	Corporate	Consolidated
	Reinsurance	Insurance	U.S. Specialty	Total	Reinsurance
Quarter Segment Information:
Gross premiums written	$135,014	$78,034	$—	$213,048	$550	$—	$213,598
Reinsurance premiums ceded	(23,549)	(52,549)	—	(76,098)	(110)	—	(76,208)

Net premiums written	$111,465	$25,485	$—	$136,950	$440	$—	$137,390

Earned premiums	$98,896	$102,046	$—	$200,942	$550	$—	$201,492
Earned premiums ceded	(10,476)	(51,484)	—	(61,960)	(110)	—	(62,070)

Net premiums earned	88,420	50,562	—	138,982	440	—	139,422
Net investment income	10,735	3,944	—	14,679	7,356	20,782	42,817
Net gains on alternative investments	16,422	4,375	—	20,797	17,496	15,819	54,112
Net realized losses on sales of fixed maturities	—	—	—	—	—	(1,043)	(1,043)
Other income	—	—	—	—	—	174	174

Total revenues	115,577	58,881	—	174,458	25,292	35,732	235,482
Losses and benefits	59,764	36,834	—	96,598	10,417	—	107,015
Acquisition costs	15,256	(591)	—	14,665	261	—	14,926
Interest expense	3,031	—	—	3,031	1,664	3,412	8,107
General and administrative expenses	7,270	4,384	3,507	15,161	711	9,324	25,196

Total losses and expenses	85,321	40,627	3,507	129,455	13,053	12,736	155,244

Net income before taxes	$30,256	$18,254	$(3,507)	$45,003	$12,239	$22,996	$80,238

Loss Ratio (a)	67.6%	72.8%	n/a	69.5%
Combined Ratio (b)	93.1%	80.4%	n/a	91.0%

(a)	The loss ratio is calculated by dividing losses and benefits by net premiums earned.

(b)	The combined ratio is calculated by dividing the sum of losses and benefits, acquisition costs and general and administrative expenses by net premiums earned.

MAX CAPITAL GROUP LTD.

SCHEDULE OF SUPPLEMENTAL PREMIUM DATA–THREE MONTHS ENDED MARCH 31, 2008 (Unaudited)

(Expressed in thousands of United States Dollars)

	Three Months Ended March 31, 2008		Three Months Ended March 31, 2007
	Gross Premiums Written	Percentage of Total Premiums Written	Gross Premiums Written	Percentage of Total Premiums Written
Gross Premiums Written by Type of Risk:
Property & Casualty Reinsurance:
Agriculture	$84,992	27.7%	$467	0.2%
Aviation	5,821	1.9%	8,131	3.8%
Excess Liability	5,212	1.7%	6,330	2.9%
Medical Malpractice	32,175	10.5%	21,286	10.0%
Other	3,088	1.0%	(77)	0.0%
Professional Liability	12,263	4.0%	9,340	4.4%
Property	41,456	13.5%	57,471	26.9%
Marine & Energy	6,455	2.1%	8,057	3.8%
Whole Account	5,213	1.7%	5,880	2.7%
Workers’ Compensation	6,750	2.2%	18,129	8.5%

	203,425	66.3%	135,014	63.2%
Property & Casualty Insurance:
Aviation	3,199	1.0%	4,048	1.9%
Excess Liability	33,915	11.1%	38,199	17.9%
Professional Liability	25,501	8.3%	25,359	11.8%
Property	10,589	3.5%	10,428	4.9%

	73,204	23.9%	78,034	36.5%
Property & Casualty U.S. Specialty:
Property	16,510	5.4%	—	0.0%
General Casualty	8,472	2.8%	—	0.0%
Marine	4,370	1.4%	—	0.0%

	29,352	9.6%	—	0.0%

Aggregate Property & Casualty	$305,981	99.8%	$213,048	99.7%

Life & Annuity:
Annuity	$—	0.0%	$—	0.0%
Health	—	0.0%	—	0.0%
Life	653	0.2%	550	0.3%

Aggregate Life & Annuity	653	0.2%	550	0.3%

Aggregate P&C and Life & Annuity	$306,634	100.0%	$213,598	100.0%

MAX CAPITAL GROUP LTD.

NON-GAAP FINANCIAL MEASURE RECONCILIATIONS (Unaudited)

Net Operating Income per Diluted Share

(Expressed in thousands of United States Dollars, except per share and share amounts)

	Three Months Ended March 31
	2008	2007
Net income	$7,749	$79,993
Net realized losses (gains) on sale of fixed maturities, net of tax	(1,428)	1,044

Net operating income	$6,321	$81,037

Net income per diluted share	$0.13	$1.24
Net realized losses (gains) on sale of fixed maturities, net of tax	(0.02)	0.02

Net operating income per diluted share	$0.11	$1.26

Weighted average shares outstanding - basic	56,839,896	60,799,481
Weighted average shares outstanding - diluted	60,002,077	64,491,168

Annualized Return and Annualized Net Operating Return on Average Shareholders’ Equity

(Expressed in thousands of United States Dollars)

	Three Months Ended March 31
	2008	2007
Net income	$7,749	$79,993
Annualized net income	30,996	319,972
Net operating income	$6,321	$81,037
Annualized net operating income	25,284	324,148
Beginning shareholders’ equity	$1,583,894	$1,390,061
Ending shareholders’ equity	1,511,557	1,448,113

Average shareholders’ equity	$1,547,726	$1,419,087

Annualized return on average shareholders’ equity	2.0%	22.5%
Annualized net operating return on average shareholders’ equity	1.6%	22.8%

MAX CAPITAL GROUP LTD.

SCHEDULE OF SUPPLEMENTAL INVESTMENT DATA–THREE MONTHS ENDED MARCH 31, 2008 (Unaudited)

Selected Investment Return Data:

			Periodic Rate of Return
	Fair Value*	Investment Distribution	Last 3 Months	Year to Date	Last 12 months	Last 60 months**
Cash and Fixed Maturities	$4,166,456	80.6%	1.41%	1.41%	5.35%	4.04%

Commodity Trading Advisers	$—	0.0%	0.00%	0.00%	7.32%	6.69%
Distressed Securities	168,069	3.3%	-0.56%	-0.56%	9.55%	20.15%
Diversified Arbitrage	99,197	1.9%	-8.49%	-8.49%	1.40%	5.65%
Emerging Markets	64,956	1.3%	0.28%	0.28%	13.58%	17.62%
Event-Driven Arbitrage	166,685	3.2%	1.51%	1.51%	26.14%	17.97%
Fixed Income Arbitrage	36,997	0.7%	14.21%	14.21%	37.35%	11.08%
Global Macro	74,559	1.5%	-0.09%	-0.09%	10.55%	9.43%
Long / Short Credit	44,890	0.9%	1.69%	1.69%	1.17%	10.14%
Long / Short Equity	270,853	5.2%	-7.02%	-7.02%	12.24%	9.62%
Opportunistic	69,237	1.3%	-2.25%	-2.25%	10.73%	18.83%

MDS ****	995,443	19.3%	-2.15%	-2.15%	9.08%	9.88%
Reinsurance Private Equity	4,362	0.1%	10.67%	10.67%	105.92%	9.90%

Alternative Investments	$999,805	19.4%	-2.11%	-2.11%	9.31%	9.14%

Total Investments	$5,166,261	100.0%	0.61%	0.61%	7.34%	6.14%

Alternative Investment Return Data ***:

MDS Performance History **** – 60 months ended March 31, 2008

Largest monthly gain	4.15%	Largest monthly loss	(2.58%)
Largest quarterly gain	6.07%	Largest quarterly loss	(2.72%)
Average monthly gain	1.40%	Average monthly loss	(1.02%)
Average quarterly gain	3.60%	Average quarterly loss	(1.14%)
Months with a gain	45	Months with a loss	15
Quarters with a gain	15	Quarters with a loss	5
% of months with a gain	75%	Quarterly standard deviation	2.68%
% of quarters with a gain	75%	Annual standard deviation	4.70%
		Largest drawdown *****	(5.04%)

Monthly performance

	2003	2004	2005	2006	2007	2008
January		1.75%	0.16%	2.75%	1.28%	(1.37%)
February		1.28%	1.69%	0.39%	1.50%	1.83%
March		1.18%	(0.61%)	1.22%	1.90%	(2.58%)
April	2.03%	0.03%	(0.65%)	1.89%	2.30%
May	3.02%	(0.87%)	(0.68%)	(1.74%)	2.59%
June	0.92%	0.70%	1.20%	(0.66%)	0.85%
July	(0.24%)	0.03%	1.33%	(0.71%)	0.99%
August	0.96%	(0.02%)	0.98%	0.02%	(1.62%)
September	2.63%	0.04%	1.84%	(2.04%)	1.85%
October	0.98%	1.04%	(1.45%)	1.37%	4.15%
November	0.56%	2.54%	0.61%	1.81%	0.10%
December	1.85%	1.74%	1.37%	1.96%	(0.13%)

Quarterly performance

Q1		4.27%	1.22%	4.41%	4.75%	(2.15%)
Q2	6.07%	(0.15%)	(0.14%)	(0.54%)	5.83%
Q3	3.37%	0.06%	4.21%	(2.72%)	1.18%
Q4	3.43%	5.41%	0.51%	5.22%	4.11%
Period return	13.41%	9.81%	5.88%	6.30%	16.78%	(2.15%)

Past performance should not be considered to be a reliable indicator of future performance.

*	Expressed in thousands of United States Dollars

**	Annualized

***	The percentages shown under the alternative investment return data relate only to the performance of our alternative investments held by MDS.

****	Net of all fees

*****	Largest drawdown represents the largest decline in value between two NAV peak values.